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                                                                 EXHIBIT 10.10

                    RESIGNATION AGREEMENT AND GENERAL RELEASE


      This Resignation Agreement and General Release ("Agreement") is effective November 23, 1999, and is made by and between FREDERICK R. PORT ("Employee") and CALLAWAY GOLF COMPANY (the "Company"), a Delaware corporation. Employee is currently employed by the Company pursuant to an Executive Officer Employment Agreement effective January 1, 1997 and an Amendment to Executive Officer Employment Agreement effective April 1, 1999 (collectively the "Executive Officer Employment Agreement"). The Company and Employee desire to enter into this Agreement pursuant to section 8(h) of the Executive Officer Employment Agreement to establish certain terms relating to Employee's resignation from his employment.

      1. Resignation. Employee hereby gives notice of his resignation as an employee of the Company effective February 20, 2000 (the "Resignation Date"). Employee also gives notice of his resignation, effective immediately, as a director of the Company and as a director or officer of the Company's affiliates, including but not limited to Callaway Golf Europe, Ltd., Callaway Golf (Germany) GmbH, Callaway Golf Korea Ltd., Callaway Golf K.K., Callaway Golf Canada, Callaway Golf Europe, S.A., and the Callaway Golf Company Foundation. Employee understands and agrees that at any time between the effective date of this Agreement and the Resignation Date, the CEO of the Company may, in his sole discretion, with or without substantial cause, (a) remove Employee from any or all of Employee's positions with the Company and/or any of its subsidiaries or affiliates, including the positions of Senior Vice President, International Sales and President, Callaway Golf International, and/or (b) direct Employee to cease all further activities and efforts on behalf of the Company or any of its affiliates and/or remain off the premises of the Company and/or its affiliates. It is understood and expected that in no event will Employee retain his positions as Senior Executive Vice President, International Sales and President, Callaway Golf International, beyond December 31, 1999. During the period between the effective date of this Agreement and the Resignation Date, Employee will cooperate with the CEO and the President of the Company to implement a smooth transition of Employee's responsibilities to others designated by the CEO and/or the President. Employee shall be permitted to use his office for some additional time after December 31, 1999, up to January 14, 2000, to transition his affairs, pack his office, and clean up his files. The Company will provide reasonable secretarial support during this period. Employee agrees not to disrupt or interfere with the business of the Company during this period. The Company reserves the right to ask Employee not to come upon Company premises, and may impose reasonable restrictions upon Employee's access and conduct while on Company premises.

      2. Transition and Severance.

         (a) Severance. Unless this Agreement is subsequently terminated for Substantial Cause (as defined in section 7, below), the Company has agreed to provide Employee the following severance when his employment ends on February 20, 2000:

             (i) payment of one million two hundred thousand dollars ($1,200,000.00), paid in twenty-four (24) equal monthly payments of fifty thousand dollars ($50,000.00) each, commencing in March 2000 and ending in February 2002;

             (ii) subject to the approval of the Stock Option Committee of the Company's Board of Directors, the Company shall accelerate the vesting of all unvested options to purchase the Company's stock which have not vested as of February 20, 2000, such
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that those options shall vest on February 20, 2000, the date on which Employee's employment will end. Additionally, and subject to the approval of the Stock Option Committee of the Company's Board of Directors, the expiration date of the stock option grants made to Employee pursuant to stock option agreements dated September 1, 1995 and April 24, 1998, respectively, shall be extended as stated below:

September 1, 1995 Grant:    100,000 shares vested 9/1/98 will expire on 9/1/03
                            100,000 shares vested 9/1/99 will expire on 9/1/04
                            100,000 shares to vest on 2/20/00 will expire on 2/20/05

April 24, 1998 Grant:       30,000 shares vested on 1/1/99 will expire on 2/20/05
                            30,000 shares to vest on 1/1/00 will expire on 2/20/05
                            90,000 shares to vest on 2/20/00 will expire on 2/20/05

Notwithstanding the above, the expiration date of the stock option grant to Employee pursuant to the stock option agreement dated February 17, 1999 shall not be extended and those options shall expire on February 19, 2001, one year after Employee's employment with the Company ends. Employee will be provided with a stock option notice that sets forth the vested options and last date to exercise;

             (iii) payment of premiums for group health insurance for Employee under the Company's currently existing group health insurance policy, or under an individual health insurance policy consistent with the Company's currently existing group health insurance coverage for Employee to the extent such coverage is available, through February 20, 2002;

             (iv) payment of premiums for disability insurance for Employee under the Company's currently existing group disability policy, or under an individual disability policy or policies consistent with the Company's currently existing group disability coverage for Employee to the extent such coverage is available, through February 20, 2002; and

             (v) payment of premiums for life insurance for Employee under the Company's currently existing group term life insurance policy, or under an individual term life insurance policy or policies consistent with the Company's currently existing life insurance coverage for Employee ($3,000,000.00 total coverage) to the extent such coverage is available, through February 20, 2002.

         (b) Transition Benefits. At Employee's election, Employee may participate in the Callaway Golf Company 401k Pension Plan, ESPP, and Executive Deferred Compensation plan through February 20, 2000, when Employee's employment will end, at which time participation in these programs will cease pursuant to the terms of the respective plans.

         (c) Country Club Membership. Employee's right to use the Company's Del Mar Country Club membership will end on February 20, 2000. Employee will cooperate with the Company to implement the return of the membership privileges to the Company.

         (d) Cooperation. Employee agrees, if requested, to cooperate with the Company regarding any federal, state or local tax issues arising out of Employee's employment or this Agreement.

                                       2
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         (e) Option to Change Severance. In lieu of the insurance benefits provided for in subsections 2(iii), (iv) and (v) above, Employee may elect in a writing delivered to the Company's Chief Legal Officer on or before February 15, 2000, to surrender those benefits and receive instead:

            (i) a lump sum cash payment of sixty-thousand five hundred dollars ($60,500.00); and

            (ii) payment of premiums for group health insurance for Employee under the Company's employee plan for eighteen (18) months following the Resignation Date pursuant to COBRA.

      3. Non-Compete During Severance Period. Employee acknowledges and reaffirms that while he is receiving severance or other consideration from the Company he will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates, or have any interest in any person, firm corporation, or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund. Employee acknowledges that he will be receiving consideration from the Company, in the form of severance payments and other benefits as set forth in section 2 above, until February 20, 2002.

      4. Injunction. Employee understands and agrees that the nature of damages for breach of this Agreement or the Executive Officer Employment Agreement may be such that an injunction is the only remedy that will protect the Company from a breach. Employee hereby agrees to the entry of such an injunction by an appropriate court of competent jurisdiction or an arbitrator (including enforcement of any arbitration award by a Court) to enjoin any breach of any obligation owed by Employee to Company.

      5. Releases.

         (a) Employee's General Release. In consideration for the Severance Payment described in section 2 and the other obligations agreed to by the Company pursuant to this Agreement, Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, its, predecessors, successors, subsidiaries, affiliates and benefit plans, and their successors and assigns (collectively referred to herein as the "Company Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against the Company Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company, including but not limited to, harassment, discrimination, retaliation, failure to progressively discipline Employee, termination of Employee's employment, and/or breach of Executive Officer Employment Agreement, together with any and all other claims based on the Company's employment of Employee, or any other event occurring prior to the date of this Agreement. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS

                                       3
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WAIVING ANY RIGHT TO RECOVERY AGAINST THE COMPANY RELEASEES BASED ON STATE OR
FEDERAL, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, AND THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY. Provided. however, that nothing in the foregoing or otherwise in this Agreement is intended to waive any of Employee's rights to have the Company defend and/or indemnify him in accordance with the General Corporation Law of Delaware and the Bylaws of the Company, as the same now exist or may hereafter be amended, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which Employee was or is a party or is threatened to be made a party by reason of the fact that Employee is or was a director or officer of the Company.

         (b) Company's Limited Release. In consideration for the obligations agreed to by the Employee pursuant to this Agreement, the Company hereby irrevocably and unconditionally releases and forever discharges Employee, his successors and assigns (collectively referred to herein as the "Employee Releasees"), from any, every and all charges, complaints, claims, causes of action, and lawsuits of any kind that the Company now knows it has or may have against Employee Releasees, including, to the extent permitted under the law, all claims which the Company has against the Employee Releasees, or any of them, arising from or in any way related to known circumstances or events arising out of Employee's employment by the Company, together with any and all other known claims based on the Company's employment of Employee, or any other known event occurring prior to the date of this Agreement. THE COMPANY ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT IT IS WAIVING ANY RIGHT TO RECOVERY AGAINST EMPLOYEE RELEASEES BASED ON STATE OR FEDERAL, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI- DISCRIMINATION LAWS, INCLUDING WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, AND THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY THE COMPANY OR A GOVERNMENTAL AGENCY.

      6. Waiver. Employee waives all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      7. Substantial Cause. Employee understands that the Company retains its right to terminate this Agreement at any time for Substantial Cause. "Substantial Cause" shall mean, for purposes of this Agreement, failure by Employee to substantially perform his obligations hereunder or other material breach of this Agreement, including, without limitation, any breach

                                       4
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of sections 3 or 12 of this Agreement.

      8. Entire Agreement. This Agreement and the Executive Officer Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended, except by written agreement signed by all parties. This Agreement and the Executive Officer Employment Agreement shall be deemed to be consistent with each other, and this Agreement shall be deemed to be "another instrument in writing executed by the parties," pursuant to section 16 of the Executive Officer Employment Agreement.

      9. No Admission of Liability. This Agreement and the release contained herein affect the settlement of potential or existing claims which are denied and contested, and nothing contained herein shall be construed as an admission by a party of any liability of any kind to the other party.

      10. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California.

      11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

      12. The Company's Proprietary Information and Inventions. Employee acknowledges and understands that sections 12 and 13 of the Executive Officer Employment Agreement extend beyond the terms of Employee's employment with the Company. Employee agrees to comply with such terms. Employee understands that his failure to adhere to sections 12 and 13 of the Executive Officer Employment Agreement shall be a material breach of this Agreement, as well as the Executive Officer Employment Agreement, and that all benefits under this Agreement and the Executive Officer Employment Agreement will be forfeited in the event of such a breach.

      13. No Disparagement.

          (a) For a period of two years following the Resignation Date, Employee agrees not to make any statement disparaging the Company, its current or former employees, vendors, customers, products or activities, or otherwise interfere with the Company's press, public and media relations. Employee understands that this is a material obligation under this Agreement.

          (b) For a period of two years following the Resignation Date, the Company agrees to use reasonable efforts to avoid any statement or action by the Directors or the members of the OCEO that might be disparaging of Employee, subject to the legal and other disclosure obligations of the Company. Notwithstanding the above, the Company shall not be responsible for the unauthorised statements or actions of its directors, officers or employees.

      14. Return of Company Property. Employee acknowledges that Employee is obligated to and will return all Company property by February 20, 2000, including all computers, facsimile machines, and telephones provided for business use in Employee's homes.

      15. Knowing and Voluntary Agreement. Employee and the Company have carefully read and fully understand all of the provisions of this Agreement. Employee and the Company knowingly and voluntarily agree to all the terms set forth in this Agreement. Employee and the Company knowingly and voluntarily intend to be legally bound by the same.

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      16. IRREVOCABLE ARBITRATION OF DISPUTES.

          (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES; PROVIDED, HOWEVER, THAT THE PARTIES SHALL HAVE THE RIGHT TO SEEK PROVISIONAL RELIEF IN AN ANCILLARY COURT ACTION IN CONNECTION WITH AN ARBITRABLE DISPUTE.

          (b) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY WITHIN ONE (1) YEAR, OR WITHIN THE TIME PERIOD STATED IN THE APPLICABLE STATUTE OF LIMITATIONS, WHICHEVER IS LONGER, AFTER THE DISCOVERY OF THE ALLEGED CLAIM OR CAUSE OF ACTION BY THE AGGRIEVED PARTY.

          (c) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE AMERICAN ARBITRATION ASSOCIATION ("AAA") CALIFORNIA EMPLOYMENT DISPUTE RESOLUTION RULES. THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWERS TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION CALIFORNIA EMPLOYMENT DISPUTE RESOLUTION RULES.

          (d) THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY TO ONLY THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE. HOWEVER, AT A MINIMUM, EACH PARTY WILL BE ENTITLED TO ONE DEPOSITION.

          (e) THE ARBITRATOR HAS NO AUTHORITY TO AWARD PUNITIVE DAMAGES.

          (f) THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD BY THE ARBITRATOR OF REASONABLE ATTORNEYS' FEES AND OTHER COSTS REASONABLY INCURRED IN CONNECTION WITH THE ARBITRATION, INCLUDING WITNESS FEES AND EXPERT WITNESS FEES, UNLESS THE ARBITRATOR FOR GOOD CAUSE DETERMINES OTHERWISE.

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I HAVE READ SECTION 16 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED
ABOVE.

__________                                                            __________
(Employee's initials)                                       (Company's initials)

      17. Counterparts. This Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

      18. Advice of Counsel. The Company hereby advises Employee in writing to discuss this Agreement with an attorney before executing it, and Employee acknowledges that he has done so with Attorney Howard Hay.

      19. Severability. In the event any provision or provisions of this Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below, to be effective as of the date first written above.

Employee                            Company

                                    CALLAWAY GOLF COMPANY,
                                    a Delaware Corporation


 /s/ Frederick R. Port           By: /s/ Ely Callaway
------------------------            -------------------------
Frederick R. Port                   Ely Callaway
                                    Chairman and CEO

Dated:                               Dated:
      ------------------                   -------------------

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